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                                                                  Exhibit 2.5


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF MARYLAND
                               Greenbelt Division

__________________________________________
                                          )
                                          )
In re                                     )
                                          )
CRIIMI MAE Inc., et al.,                  )        Chapter 11
                                          )        Case Nos. 98-2-3115(DK)
             Debtors.                     )        through 98-2-3117(DK)
                                          )        (Jointly Administered)
                                          )
__________________________________________

                    PRAECIPE FILING EXHIBIT 4 TO THE DEBTORS'
                   THIRD AMENDED JOINT PLAN OF REORGANIZATION

                  In connection with the hearing on approval of the Debtors' Second Amended Joint Disclosure Statement (the "Disclosure Statement') held on April 25, 2000, CRIIMI MAE Inc. ("CMI"), CRIIMI MAE Holdings II, L.P. ("Holdings") and CRIIMI MAE Management, Inc. ("Management") (collectively, the "Debtors") and the Official Committee of Equity Security Holders of CMI (the "Equity Committee"), by and through their undersigned counsel, hereby file this Praecipe Filing Exhibit 4 to the Debtors' Third Amended Joint Plan of Reorganization (the "Plan").


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                  The Plan to be sent out to impaired classes of creditors and equity security holders for voting and to be included as Exhibit A to the Disclosure Statement will be the Plan including Exhibit 4 filed herewith.

Dated:   July 21, 2000

VENABLE, BAETJER AND                       AKIN, GUMP, STRAUSS,
     HOWARD, LLP                             HAUER & FELD, L.L.P.

By:          /S/                           By:        /S/
   -------------------------                  ------------------------
   Richard L. Wasserman                       Stanley J. Samorajczyk
   Federal Bar No. 02784                      Federal Bar No. 03113
   Carrie B. Weinfeld                         1333 New Hampshire Ave., NW
   Federal Bar No. 25365                      Washington, D.C.  20036
   1800 Mercantile Bank and Trust Building    (202) 887-4000
   Two Hopkins Plaza
   Baltimore, Maryland 21201                  Co-Counsel for CRIIMI MAE Inc.
   (410) 244-7400                             and CRIIMI MAE Holdings II, L.P.,
                                              Debtors-in-Possession

   Co-Counsel for CRIIMI MAE Inc.
   and CRIIMI MAE Holdings II, L.P.,
   Debtors-in-Possession

SHULMAN, ROGERS, GANDAL,                   COVINGTON & BURLING
    PORDY & ECKER, P.A.

By:          /S/                           By:        /S/
   -------------------------                  ------------------------
   Morton A. Faller                           Michael St. Patrick Baxter
   Federal Bar No. 01488                      Federal Bar No. 09694
   11921 Rockville Pike                       Dennis B. Auerbach
   Third Floor                                Federal Bar No. 09290
   Rockville, MD 20852-2753                   1201 Pennsylvania Avenue, N.W.
   (301) 231-0928                             Washington, D.C. 20044
                                              (202) 662-6000
    Counsel for CRIIMI MAE
    Management, Inc.,                         Counsel for the Official Committee
    Debtor-in-Possession                      of Equity Security Holders of
                                              CRIIMI MAE Inc.


                                      -2-
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                         EXHIBIT 4 TO THE DEBTORS' THIRD
                      AMENDED JOINT PLAN OF REORGANIZATION



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          CHAPTER 11 TREATMENT OF CLAIMS OF SALOMON SMITH BARNEY INC.,
           CITICORP REAL ESTATE, INC. AND CITICORP SECURITIES, INC.

     CRIIMI MAE Inc. ("CMI"), on the one hand, and Salomon Smith Barney Inc. ("SSB"), Citicorp Real Estate, Inc. ("CREI") and Citicorp Securities, Inc. ("CSI"), on the other hand, (collectively "CSI") agree to the following terms and conditions for the treatment of the claims of CSI in the Debtors' Third Amended Joint Plan of Reorganization filed by CMI and the Official Committee of Equity Security Holders of CRIIMI MAE Inc. (the "Equity Committee"). This Term Sheet is subject to the filing of a plan of reorganization and disclosure statement consistent with the terms and conditions set forth herein.

     OVERVIEW:      Subject to the conditions outlined in this Term Sheet, CMI and CSI will support a Third Amended Plan of Reorganization filed by CMI, CRIIMI MAE Management, Inc.,
                    CRIIMI MAE Holdings II, LP, (together, the "Debtors") (the
                    "Third Amended Plan") and the Equity Committee providing for CSI to receive payment in full and final satisfaction of their Class A1 Class A10 and any remaining claims on or before the Effective Date (collectively, the "Claims") of the following: (a) all principal and interest owing on the CMM 1998-1 Classes F through J and IO Bonds (the
                    "Retained Bonds"), the MCFI 1998-MC1 Classes H through M
                    Bonds (the "MC1 Bonds") and the MCFI 1998-MC2 Classes F through K Bonds (the "MC2 Bonds") (collectively the
                    "Bonds"); (b) all principal and non-default interest related costs and expenses (including attorneys fees and costs in the approximate amount of $15,000) owing on account of the Brick Church Loan Agreement; and (c) the payment of $4,000,000 in cash.

     CALCULATION
     OF INTEREST:   The interest owing to CSI on account of the MC1, MC2 and
                    Retained Bonds shall be calculated at the contract non-default rate of interest with all payments from the MC1 and MC2 bonds received by CSI since the Petition Date credited by CSI as if CSI had applied them when received to reduce principal and interest owing on such Bonds.
                    Following execution of this Term Sheet, the Debtors will file a Stipulation with the Court authorizing SSB to apply all payments it has received and that it receives in the future from the MC1 and MC2 bonds to the payment of principal and



                                  EXHIBIT 4


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                    interest in accordance with the provisions of this Term
                    Sheet.

     BRICK CHURCH:  CREI shall be repaid in full on or before the Effective
                    Date all amounts owing pursuant to the Guaranty of Payment dated January 15, 1998 made by CMI to CREI including, if unpaid by CRIIMI MAE Brick Church, Inc. non-default interest and related costs and expenses (including attorneys fees and costs estimated to be approximately $15,000).

     REMAINING
       CLAIMS: CSI will be paid $4,000,000 in cash on the Effective Date in full and final satisfaction of all remaining asserted or unasserted claims of CSI, CREI or SSB in the Debtors' cases. These claims shall include, without limitation, all claims asserted by SSB for the payment of attorneys' fees, deficiency amounts and unpaid exit fees relating to the Stipulation and Consent Order Regarding Mortgage Loan Origination Agreement with CREI and the Order Regarding Sale of Certain Triple B Bonds.

     BOND SALES:    SSB will cooperate with CMI to sell the Bonds prior to the
                    Effective Date. If any of the Bonds are sold or refinanced prior to the Effective Date, CSI will be paid an amount of money corresponding to the amount of outstanding principal and interest (as calculated above) then owing with respect to the Bonds that are sold. The remaining proceeds from the sale of the Bonds shall be placed in an interest bearing escrow account to which CSI's lien claim with respect to the Bonds prior to their sale shall, pending further order of the Bankruptcy Court, attach to the funds in the account to the same extent, and with the same validity such claim had with respect to the Bonds, SSB and CMI will cooperate and take all actions necessary to facilitate the sale or refinancing of the Bonds.

     RETAINED BOND
       LITIGATION:  The adversary proceeding between CMI and CSI in connection with the Retained Bonds, styled CRIIMI MAE INC. V. CITICORP SECURITIES, INC., Adv. No. 98-1637 (DK) will be dismissed on the Effective Date.


                                       2

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     Interpleaded
      Funds: On the Effective Date, CSI will release all claims to the funds interpleaded with the Bankruptcy Court in Adversary Proceeding No. 98-1605 (DK) and will cooperate with CMI to obtain dismissal of the action.

     BBB Bonds:              SSB owes CMI certain funds from the re-sale of
                             the BBB Bonds which will be paid to CMI prior to the Effective Date.

CRIIMI MAE Inc.


By: /s/
   -----------------------------
     David B. Iannarone
     Senior Vice President
     General Counsel



CRIIMI MAE MANAGEMENT, Inc.


By: /s/
   -----------------------------
     David B. Iannarone
     Senior Vice President
     General Counsel



CRIIMI MAE HOLDINGS II, L.P.


By: /s/
   -----------------------------
     David B. Iannarone
     Senior Vice President
     General Counsel



SALOMON SMITH BARNEY INC.


By: /s/
   -----------------------------
   D. Le Page



CITICORP REAL ESTATE, INC.


By: /s/
   -----------------------------
   Michael W. Broido, Vice President



CITICORP NORTH AMERICA, INC.


By: /s/
   -----------------------------
   Charles Durans

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                             CERTIFICATE OF SERVICE

                  I HEREBY CERTIFY that on this 21ST day of July, 2000, copies of the Praecipe Filing Exhibit 4 to the Debtors' Third Amended Joint Plan of Reorganization were sent via first-class mail, postage prepaid (except as otherwise indicated), to the persons on the attached service list.

                                                             /S/
                                                     --------------------
                                                     Richard L. Wasserman